FOR IMMEDIATE RELEASE

Contact:	Leslie T. Chao, President Michael J. Clarke, CFO (973) 228-6111

CHELSEA PROPERTY GROUP REPORTS 44% INCREASE
IN THIRD QUARTER FUNDS FROM OPERATIONS

FFO Per Share Up 25% to $0.89

ROSELAND, New Jersey (November 4, 2003) - Chelsea Property Group, Inc. (NYSE: CPG) today reported its operating results for the third quarter ended September 30, 2003.

Third quarter funds from operations (FFO) before minority interest rose 44% to $47.0 million from $32.7 million in the third quarter of 2002. Diluted FFO per share rose 25% to $0.89 from $0.71. FFO attributable to real estate operations rose 31% to $47.7 million from $36.5 million, or 14% on a per share basis, to $0.90 from $0.79. Rental revenues from wholly-owned properties rose 36% to $70.6 million from $51.9 million, and total revenues from wholly-owned properties rose 31% to $92.6 million from $70.9 million. Third quarter income available to common shareholders rose 3% to $25.0 million from $24.2 million; diluted earnings per share declined 10% to $0.55 from $0.61, primarily due to a $10.9 million non-recurring gain on sale of an investment recognized in the third quarter of 2002.

FFO from unconsolidated investments increased to $4.3 million from $2.9 million as a result of the opening of Las Vegas Premium Outlets (a 50%-owned joint venture project) and higher income from Chelsea Japan, offset by the Company’s purchase and consolidation of a partner’s 51% interest in four joint venture properties in August 2002. The 2003 third-quarter loss attributable to Chelsea Interactive was $0.7 million, compared to $3.8 million in the year-earlier period. Third quarter earnings before interest, depreciation and amortization (EBITDA) rose 34% to $68.7 million from $51.4 million.

Factors driving positive revenue, FFO and earnings comparisons included internal rent growth; higher percentage rents; the acquisitions since June 30, 2002 of partners’ interests or properties encompassing 3.1 million square feet of gross leasable area (GLA), including Belz Factory Outlet World – Las Vegas (now known as Las Vegas Outlet Center) in August 2003; the opening of Sano Premium Outlets, near Tokyo, Japan, in March 2003; the opening of the second phase of Gotemba Premium Outlets in July 2003; and the opening of Las Vegas Premium Outlets in August 2003.

For the nine months ended September 30, FFO rose 41% to $128.2 million from $91.0 million; diluted FFO per share rose 24% to $2.48 from $2.00; FFO attributable to real estate operations rose 29% to $130.6 million from $101.3 million, or 14% to $2.53 per share from $2.22 per share; rental revenues from wholly-owned properties rose 42% to $198.9 million from $140.2 million; total revenues from wholly-owned properties rose 38% to $263.5 million from $191.3 million; FFO from unconsolidated investments decreased to $9.5 million from $12.5 million; the loss attributable to Chelsea Interactive decreased to $2.4 million from $10.3 million; EBITDA rose 35% to $190.1 million from $140.6 million; net income available to common shareholders rose 38% to $68.1 million from $49.5 million; and diluted earnings per share rose 22% to $1.54 from $1.26.

Same-space sales (weighted average sales per square foot reported in space open for the full duration of both comparison periods) at the Company’s U.S. Premium Outlet centers were up 6% for the third quarter and 2% for the year to date compared to the corresponding 2002 periods. GLA in service at September 30, 2003, including joint venture projects, totaled 16.1 million square feet, up 3.6 million square feet from a year earlier. The U.S. Premium Outlet center portfolio remained 98% leased at quarter-end.

During the third quarter, the Company added a net 1.2 million square feet of GLA to its portfolio, including the expansion of Gotemba Premium Outlets (170,000 square feet); the acquisition of Belz Factory Outlet World – Las Vegas (477,000 square feet); and the opening of Las Vegas Premium Outlets (435,000 square feet). Additionally, at the end of the quarter, the following projects were under construction: Chicago Premium Outlets, a new 438,000 square-foot center, scheduled to open in late spring 2004; the 124,000 square-foot third phase of Albertville Premium Outlets, scheduled to be fully open by the spring of 2004; the 185,000 square-foot first phase of Tosu Premium Outlets, near Fukuoka, Japan, scheduled to open in March 2004; and the 230,000 square-foot first phase of Punta Norte Premium Outlets, in Mexico City, scheduled to open in late 2004. Las Vegas Premium Outlets and Chicago Premium Outlets are 50/50 joint ventures with Simon Property Group, Inc. (NYSE: SPG); Gotemba, Sano and Tosu Premium Outlets are 40%-owned by Chelsea through Chelsea Japan Co., Ltd.; and Punta Norte Premium Outlets is a 50/50 joint venture with Sordo Madaleno y Asociados and affiliates.

David Bloom, Chairman and Chief Executive Officer, said, “Strong third quarter results were driven by internal growth as well as acquisitions, expansions and new projects completed during the quarter and preceding year. We are very pleased with healthy same-space sales comparisons for the quarter. As we approach the end of 2003, the portfolio continues to perform very well, and recent property additions plus a strong development pipeline should continue to drive growth.”

Based on the current outlook, management expects that 2003 FFO per share will be at the higher end of its $3.45 to $3.50 guidance for the year. This guidance assumes, among other things, that the Company’s core portfolio, new development projects and acquisitions perform as expected, and that there are no unanticipated changes in world economic and market conditions that might affect the Company’s business.

Chelsea’s third quarter conference call with investors and analysts will be held tomorrow, Wednesday, November 5, 2003 at 2:00 p.m. eastern time. The call may be accessed by dialing 800-299-7635 (U.S. callers) or 617-786-2901 (international callers) and referencing reservation No. 23089250. A replay of the call will be available through November 12, 2003 by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers) and referencing reservation No. 90236656. The call will also be available in listen-only mode at the Company’s website, www.cpgi.com; a link to the call will be located in the “Investor Information” section, and a replay will be available for 45 days.

Chelsea Property Group, Inc. is a fully integrated, self-administered and self-managed real estate investment trust (REIT) that wholly or partially owns 61 Premium Outlet® and other retail shopping centers – containing 16.1 million square feet of GLA – in 31 states and Japan. The company’s leading properties include Woodbury Common Premium Outlets, near New York City; Wrentham Village Premium Outlets, near Boston; Orlando Premium Outlets, in Orlando, Florida; Las Vegas Premium Outlets, in Las Vegas, Nevada; and Gotemba Premium Outlets, near Tokyo, Japan. Please see www.cpgi.com for more information.

Statements in this news release that are not strictly historical are “forward-looking” statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Chelsea Property Group believes that the expectations reflected in such statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that may cause actual results to differ materially from expected results. Risk factors include, without limitation, the receipt of regulatory entitlements for and completion of development projects, in the United States or abroad; the availability and cost of capital and foreign currency; credit risk; the Company’s ability to lease its properties; retail, real estate and economic conditions; risks inherent to being a partner in joint ventures; risks inherent to developing and marketing a technology based business; competition; and other risks detailed from time to time in Chelsea Property Group’s reports to the Securities and Exchange Commission. The Company accepts no responsibility for updating forward-looking statements.

CHELSEA PROPERTY GROUP, INC.
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STATEMENT OF OPERATIONS - Unaudited                           Three Months Ended           Nine Months Ended
(In thousands, except per share data)                            September 30,              September 30,
                                                            2003             2002        2003           2002
                                                        -----------     -----------   ------------   --------------
Revenues:
Base rent (a)                                             $63,850         $46,490       $183,086        $127,349
Percentage rent                                             6,705           5,368         15,831          12,836
Expense reimbursements                                     20,108          16,048         59,388          42,975
Other income                                                1,919           2,980          5,197           8,171
                                                        -----------     -----------  -------------   --------------
Total revenues                                             92,582          70,886        263,502         191,331
Expenses:
Operating and maintenance                                  24,664          19,203         71,779          52,987
Depreciation and amortization                              18,056          15,002         52,880          42,097
General and administrative                                  2,560           1,557          7,229           4,995
Other                                                       1,324             985          4,353           3,092
                                                        -----------     -----------  -------------   --------------
Total expenses                                             46,604          36,747        136,241         103,171
Income before unconsolidated investments,
  interest expense, minority interest and
  discontinued operations                                  45,978          34,139        127,261          88,160
Income from unconsolidated investments                      3,125           2,032          7,071           8,784
Loss from Chelsea Interactive                                (677)         (3,790)        (2,419)        (10,266)
Interest expense                                          (17,743)        (13,098)       (50,930)        (33,691)
Gain on sale of unconsolidated investment                       -          10,911              -          10,911
Income from continuing operations before                -----------     -----------  -------------   --------------
  minority interest                                        30,683          30,194         80,983          63,898
Minority interest attributed to continuing operations      (5,599)         (5,420)       (15,473)        (12,491)
                                                        -----------     -----------  -------------   --------------
Income from continuing operations                          25,084          24,774         65,510          51,407
Income and gain from discontinued operations,
   net of minority interest                                   756             284          5,116             699
                                                        -----------     -----------  -------------   --------------
Net income                                                $25,840         $25,058         70,626         $52,106
Preferred dividends                                          (834)           (835)        (2,502)         (2,588)
                                                        -----------     -----------  -------------   --------------
Net income - common shareholders                          $25,006         $24,223        $68,124         $49,518
Net income per common share (diluted)(b)                    $0.55           $0.61          $1.54           $1.26
Funds from operations (FFO)(c)                            $47,021         $32,660       $128,156         $90,989
   FFO per common share - real estate                       $0.90           $0.79          $2.53           $2.22
   Chelsea Interactive loss per common share                (0.01)          (0.08)         (0.05)          (0.22)
                                                        -----------     -----------  -------------   --------------
FFO per common share (diluted)                              $0.89           $0.71          $2.48           $2.00
Dividends per common share                                 $0.535          $0.485         $1.605          $1.375

(a)	Base rent includes straight-line rent of $1,888 and $993 the third quarter of 2003 and 2002, respectively, and $5,485, and $2,441 for the nine months ended September 30, 2003 and 2002, respectively.
(b)	Basic earnings per share were $0.58 and $0.64 in the third quarter of 2003 and 2002, respectively, and $1.61 and $1.31 for the nine months ended September 30, 2003 and 2002, respectively.
(c)	FFO per common share is defined as income before minority interest, gain or loss on sale or writedown of assets and depreciation and amortization, reduced by amortization of deferred financing costs, depreciation of non-real estate assets, and preferred dividends.

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CALCULATION OF FFO - Unaudited

Management believes that FFO should be considered in conjunction with net income, as presented in the statement of operations, to facilitate a clearer understanding of the operating results of the Company. The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                        Three Months Ended            Nine Months Ended
                                                             September 30,                September 30,
(Amounts in thousands)                                    2003           2002         2003             2002
                                                   -----------------------------   --------------   ------------
Net income - common shareholders                       $25,006          $24,223        $68,124          $49,518
Add:
Depreciation and amortization - wholly-owned            18,080           15,045         52,981           42,229
Depreciation and amortization - joint ventures           1,177              871          2,470            3,673
Amortization of deferred financing costs and
   depreciation of non-real estate assets                 (600)            (573)        (1,783)          (1,741)
Gain on sale of discontinued operations                   (776)               -         (4,784)               -
Gain on sale of unconsolidated investment                    -          (10,911)             -          (10,911)
Preferred unit distributions                            (1,462)          (1,462)        (4,386)          (4,386)
Minority interest                                        5,596            5,467         15,534           12,607
                                                     -------------    ------------   --------------    -----------
FFO                                                    $47,021          $32,660       $128,156          $90,989
Ownership interests:
REIT common shares                                      45,282           39,610         44,197           39,253
Partnership units held by minority interest              7,389            6,273          7,464            6,285
                                                     -------------    ------------   --------------    -----------
Weighted average shares/units outstanding               52,671           45,883         51,661           45,538

CALCULATION OF EBITDA - Unaudited

Management believes that earnings before interest, depreciation and amortization (“EBITDA”) should be considered in conjunction with net income, as presented in the statement of operations to facilitate a clearer understanding of the operating results of the Company. The Company believes that EBITDA is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                           Three Months Ended               Nine Months Ended
                                                               September 30,                   September 30,
(Amounts in thousands)                                    2003           2002            2003           2002
                                                     -------------- --------------    -------------    ----------
Net income                                             $25,840          $25,058        $70,626          $52,106
Interest expense - wholly-owned                         17,743           13,098         50,930           33,691
Interest expense - joint ventures                          268              146            601              413
Depreciation and amortization expense -
   wholly-owned                                         18,080           15,045         52,981           42,229
Depreciation and amortization expense -
    joint ventures and Chelsea Interactive               1,177            3,067          2,470            9,437
Income tax - joint ventures                                774              386          1,718            1,058
Gain on sale of discontinued operations                   (776)               -         (4,784)               -
Gain on sale of unconsolidated investment                    -          (10,911)             -          (10,911)
Minority interest                                        5,596            5,467         15,534           12,607
                                                     --------------  -------------  -----------     --------------
EBITDA                                                 $68,702          $51,356       $190,076         $140,630
                                                     ==============  =============  ===========     ==============

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CHELSEA PROPERTY GROUP, INC.

SELECTED BALANCE SHEET DATA - Unaudited                          September 30,      December 31,
(In thousands, except center data)                                     2003              2002
                                                              ------------------   ---------------

Real estate assets, before depreciation                             $2,078,132         $1,837,174
Cash and cash equivalents                                               29,355             22,551
Total assets                                                         1,953,556          1,703,030
Total liabilities                                                    1,298,297          1,107,756
Minority interest                                                      137,907            139,443
Stockholders' equity                                                   517,352            455,831
Shares and units outstanding at period-end                              50,864             49,047

DEBT DATA:
Unsecured bank debt                                                    183,035            103,035
Mortgage debt                                                          387,786            306,455
Unsecured notes due 2005 - 2013                                        621,694            621,330
Interest coverage ratio - trailing 12 months                              3.8x               4.1x

OPERATING DATA:  (sq ft in thousands)
Gross leasable area at period end                                       16,139             14,386
Gross leasable area at period end - Premium Outlets                     10,309              8,395
Weighted average GLA during period                                      14,962             12,758
Weighted average GLA during period - Premium Outlets                     9,818              8,352
Lease-up at period-end - Domestic Premium Outlets                           98%                99%
Number of centers                                                           61                 58
Number of states and foreign countries                                      32                 31

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